UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 28, 2015

AFFYMETRIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28218	77-0319159
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of Principal Executive Offices) (Zip Code)

(408) 731-5000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On October 28, 2015, Affymetrix, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”), dated as of October 28, 2015, by and among the Company, certain subsidiaries of the Company as the guarantors, Bank of America, N.A., as administrative agent, swingline lender and l/c issuer and the lenders party thereto from time to time (collectively, the “Lenders”). The Credit Agreement replaced the Company’s existing five-year $38.0 million term loan facility and $10.0 million revolving credit facility, originally dated as of June 25, 2012 and as subsequently amended (the “Existing Credit Facility”). The following description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

The Credit Agreement provides for a senior secured 5-year revolving credit facility in an aggregate principal amount of $100 million (the “Revolving Credit Facility”) that includes a $25 million letter of credit sub-facility and a $5 million swingline sub-facility (the “Swingline Facility”), with available borrowings under the revolving credit facility reduced by the amount of any letters of credit and swingline borrowings outstanding from time to time. The Company may also, subject to the agreement of the applicable lenders, increase the commitments under the Revolving Credit Facility and/or add a term loan facility by up to $50 million.

The Company borrowed a total of $20,214,342.94 million under the Revolving Credit Facility on October 28, 2015. The borrowed funds were used to repay the Existing Credit Facility and pay fees and expenses incurred in connection with the foregoing.

Interest

Borrowings under the Credit Agreement bear interest at either a base rate or the eurodollar rate, plus, in each case, an applicable margin. Borrowings under the Swingline Facility bear interest at the base rate plus an applicable margin.

Base Rate Option. Interest will be at the base rate plus 0.50% to 1.00% depending on the consolidated leverage ratio then in effect. The Base Rate will be equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1.00%.

Eurodollar Option. Interest will be determined based upon interest periods selected by the Company of one, two, three or six months (or if available to all Lenders, twelve months) and will be equal to LIBOR plus 1.50% to 2.00% depending on the consolidated leverage ratio then in effect.

Interest will be paid at the end of each LIBOR interest period or in the case of interest periods longer than three months and in the case of Base Rate loans, quarterly.

Subject to certain conditions stated in the Credit Agreement, the Company may borrow, prepay and reborrow amounts under the Revolving Credit Facility or the Swingline Facility at any time during the term of the Credit Agreement. The Credit Agreement will terminate and all amounts owing thereunder will be due and payable on October 28, 2020.

Guarantors and Collateral

The loans and other obligations under the Credit Agreement are (i) guaranteed by substantially all of the Company’s material domestic subsidiaries (subject to certain exceptions and limitations) and (ii) secured by substantially all of the assets of Affymetrix and each guarantor (subject to certain exceptions and limitations).

Covenants

The Credit Agreement requires the Company to maintain an interest coverage ratio of at least 3.50 to 1.00 and a consolidated leverage ratio not exceeding initially 3.50 to 1.00 and stepping down to 2.75 to 1.00. The Credit Agreement also includes other covenants, including negative covenants that, subject to certain exceptions, limit the Company’s, and that of certain of its subsidiaries’, ability to, among other things: (i) incur additional debt, including guarantees by the Company or its subsidiaries, (ii) make investments, pay dividends on capital stock or prepay subordinated or convertible indebtedness, (iii) create liens and negative pledges, (iv) dispose of assets, (v) make acquisitions, (vi) create or permit restrictions on the ability of the Company’s subsidiaries to pay dividends or make distributions to the Company and similar restrictions, (vii) engage in transactions with affiliates, (viii) engage in sale and leaseback transactions, (ix) consolidate or merge with or into other companies or sell all or substantially all of the Company’s asset and (x change their nature of business, their organizational documents or their accounting policies.

The Credit Agreement also contains provisions requiring the Company to make mandatory prepayments immediately if for any reason the dollar equivalent amount of all outstanding exposure under the revolver exceeds 105% of the aggregate commitments in the amount of such excess over the aggregate commitments.

Events of Default

The Credit Agreement also contains events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-default and cross acceleration to other indebtedness, monetary judgment defaults in excess of specified amounts, customary ERISA defaults in excess of specified amounts, bankruptcy or insolvency, actual or asserted invalidity or impairment of any material provision of the credit documentation (including the failure of any lien on a material portion of the collateral to remain perfected) and change of control defaults.

Certain of the Lenders under the Credit Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for Affymetrix, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

Item 1.02	Termination of Material Definitive Agreement

In connection with the entry into the Credit Agreement described in Item 1.01 above, on October 28, 2015, the Company and its subsidiaries terminated the Credit Agreement among the Company and its domestic subsidiaries, General Electric Capital Corporation, and the other lenders party thereto, originally dated June 25, 2012, and as subsequently amended.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Item No.	Description

10.1	Credit Agreement, dated as of October 28, 2015, among Affymetrix, Inc., certain subsidiaries of Affymetrix, Inc., Bank of America, N.A. and the lenders party hereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMETRIX, INC.
(Registrant)

Date: October 28, 2015	By:	/s/ Siang Chin
Name: Siang Chin
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Item No.	Description

10.1	Credit Agreement, dated as of October 28, 2015, among Affymetrix, Inc., certain subsidiaries of Affymetrix, Inc., Bank of America, N.A. and the lenders party hereto